UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 27, 2007
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535	38-2378932
(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502
(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
On June 27, 2007, Citizens Republic Bancorp (“Citizens”) issued a press release announcing that earlier that day the Audit Committee of its Board of Directors determined that Citizens will record a second quarter of 2007 provision for loan losses in the range of $30 million to $35 million. The charge is a result of anticipated net charge-offs in the range of $20 to $25 million and an increase in nonperforming loans in the range of $20 to $25 million. The charge is expected to have a $0.26 to $0.30 impact on diluted net income per share for the second quarter of 2007.
During the regular watchcredit review process in the second quarter of 2007, Citizens detected deterioration in the commercial real estate portfolio and downgraded the risk rating of 180 commercial real estate loans with outstanding balances of approximately $145 million. The charge-offs and the risk rating downgrades affect Citizens’ calculations for future estimated losses in the allowance for loan losses and drive the additional anticipated provision in excess of the net charge-offs.
Legacy Republic Bancorp Inc. (“Republic”) loans account for $1.7 billion or approximately 50% of total outstanding commercial real estate loans. This portfolio is primarily concentrated in the southeast and central regions of Michigan and the Cleveland and Columbus markets in Ohio. Based on concerns regarding the Midwest economy and the deterioration in commercial real estate values over the past year, Citizens has reviewed over $750 million of the legacy Republic commercial real estate portfolio at an individual loan level utilizing the following criteria: loan size, loan-to-value in excess of 85%, delinquency pattern, dated appraisals, and noncompliant lot release schedule. As a result, approximately $175 million in legacy Republic commercial real estate loans have been placed on the watchcredit list, with approximately $45 million classified as nonperforming, and approximately $14 million will be charged-off in the second quarter of 2007. All of these loans are primarily concentrated in the same markets as the portfolio.
Citizens applied the risk characteristics of the commercial real estate loans already reviewed to the remaining commercial real estate portfolio in determining the projected allowance for loan loss requirements for June 30, 2007. The total allowance is projected to be approximately 1.95% and it is Citizens’ belief that it will be adequate to address the estimated loan losses inherent in the existing loan portfolio.
Citizens estimates that none of the loan loss provision expected to be recorded in the second quarter of 2007 will result in a future cash expenditure by Citizens. However, the loan loss provision does not address other costs or expenses that may be associated with monitoring the commercial real estate nonperforming loans, such as the cost and expense of collection, foreclosure or other litigation, if any.
The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor Statement
Discussions in this report that are not statements of historical fact, including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements about the benefits of the merger, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts, are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.
Factors that could cause or contribute to such differences include, without limitation, adverse changes in Citizens’ loan and lease portfolios resulting in credit risk-related losses and expenses (including losses due to fraud, Michigan automobile-related industry changes and shortfalls, deterioration in commercial real estate values, and other economic factors) as well as additional increases in the allowance for loan losses; fluctuations in market interest rates, the effects on net interest income of changes in Citizens’ interest rate risk position and the potential inability to hedge interest rate risks economically; adverse changes in economic or financial market conditions and the economic effects of terrorist attacks and potential attacks; Citizens’ potential inability to continue to attract core deposits; Citizens’ potential inability to retain legacy Republic loans and deposits as a result of the computer system conversion and branch consolidations; Citizens’ potential inability to continue to obtain third party financing on favorable terms; adverse changes in competition, pricing environments or relationships with major customers; unanticipated expenses and payments relating to litigation brought against Citizens from time to time; Citizens’ potential inability to adequately invest in and implement products and services in response to technological changes; adverse changes in applicable laws and regulatory requirements; the potential lack of market acceptance of Citizens’

products and services; changes in accounting and tax rules and interpretations that negatively impact results of operations or financial position; the potential inadequacy of Citizens’ business continuity plans or data security systems; the potential failure of Citizens’ external vendors to fulfill their contractual obligations to Citizens; Citizens’ potential inability to integrate acquired operations, including those associated with the Republic merger; unanticipated environmental liabilities or costs; impairment of the ability of the banking subsidiaries to pay dividends to the holding company parent; the potential circumvention of Citizens’ controls and procedures; Citizens’ success in managing the risks involved in the foregoing; and other risks and uncertainties detailed from time to time in its filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows and financial position. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this report are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
Exhibit 99.1      Press Release, dated June 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: June 27, 2007

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated June 27, 2007.